Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Leslie Hunziker
Hertz Investor Relations
(201) 307-2100
lhunziker@hertz.com

Richard Broome
Hertz Media Relations
(201) 307-2486
rbroome@hertz.com

HERTZ GLOBAL HOLDINGS ANNOUNCES COMPLETION OF

NEW U.S. RENTAL CAR SECURITIZATION PLATFORM

November 27, 2013, Park Ridge, NJ — Hertz Global Holdings, Inc. (NYSE: HTZ) (the “Company”) announced today that its wholly owned subsidiary, The Hertz Corporation (“Hertz”), successfully completed on November 25, 2013 the establishment of a new securitization platform designed to facilitate its financing activities relating to the vehicle fleet used by the Company in the U.S. daily car rental operations of its Hertz, Dollar, Thrifty and Firefly brands.  In connection with the establishment of the new financing platform, Hertz Vehicle Financing II LP (“HVF II”), a wholly owned special purpose subsidiary of Hertz, successfully completed a $3.175 billion financing, allocated between two series of variable funding notes (the “HVF II Series 2013-A Notes” and the “HVF II Series 2013-B Notes”).

The initial aggregate maximum principal amount of the HVF II Series 2013-A Notes is $2.575 billion, approximately $2.2 billion of which was funded as of November 25, 2013.  The initial aggregate maximum principal amount of the HVF II Series 2013-B Notes is $600 million, approximately $468 million of which was funded as of November 25, 2013.  The HVF II Series 2013-A Notes allow for approximately $900 million of aggregate maximum principal amount of such notes to be transitioned to the aggregate maximum principal amount of HVF II Series 2013-B Notes and the HVF II Series 2013-B Notes allow for all of the aggregate maximum principal amount of such notes to be transitioned to the HVF II Series 2013-A Notes.  The HVF II Series 2013-A Notes and HVF II Series 2013-B Notes each have an expected maturity date of November 25, 2015.

The net proceeds from the sale of the HVF II Series 2013-A Notes were used to refinance almost all of the outstanding Series 2009-1 Variable Funding Rental Car Asset Backed Notes (the “HVF Series 2009-1 Notes”) previously issued by Hertz Vehicle Financing LLC, the issuer of Hertz-sponsored rental car asset-backed securities, the collateral of which consisted primarily of a substantial portion of the rental car fleet used in Hertz’s and certain of its subsidiaries’ domestic car rental operations.  $150 million of the aggregate maximum principal amount of the HVF Series 2009-1 Notes remained outstanding as of November 25, 2013.  The net proceeds from the sale of the HVF II Series 2013-B Notes were used to refinance the Series 2010-3 Variable Funding Rental Car Asset Backed Notes (the “RCFC Series 2010-3 Notes”) previously issued by Rental Car Finance Corp., the issuer of Dollar Thrifty-sponsored rental car asset-backed securities, the collateral for which consisted primarily of a substantial portion of the rental car fleet used in Dollar Thrifty’s and certain of its affiliates’ domestic car rental operations.  The new HVF II financing platform also provides for the issuance from time to time of medium term asset backed notes and will serve as Hertz’s primary rental car securitization platform in the U.S. going forward.

ABOUT THE COMPANY

Hertz is the largest worldwide airport general use car rental brand, operating from approximately 11,200 corporate and licensee locations in approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the largest airport general use car rental brand, operating from approximately 9,770 corporate and licensee locations in approximately 150 countries. Our Dollar and Thrifty brands have approximately 1,410 corporate and franchise locations in approximately 80 countries. Hertz is the number one airport car rental brand in the United States and at approximately 130 major airports in Europe. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We are one of the only car rental companies that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we also maintain the second largest market share, by overall reported revenues, in the off-airport car rental market in the United States. We own a leading North American equipment rental business, Hertz Equipment Rental Corporation, which includes Hertz Entertainment Services. In our equipment rental business segment, we rent equipment through approximately 340 branches in the United States, Canada, France, Spain, China and Saudi Arabia, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We own Donlen Corporation, which is a leader in providing vehicle leasing and fleet management services and we also operate the Hertz On Demand car sharing business.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning our liquidity, outlook, anticipated revenues and possible or assumed future results of operations, including descriptions of our business strategy, as well as any other statement that does not directly relate to any historical or current fact.  These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions.  Many factors could affect our actual financial and operating results and could cause actual results to differ materially from those expressed in the forward-looking statements, due to a variety of important factors, both positive and negative.

Among other items, such factors could include: our ability to integrate the car rental operations of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) and realize operational efficiencies from the acquisition; the risk that expected synergies and cost savings from the Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the operational and profitability impact of divestitures that we agreed to undertake to secure regulatory approval for the acquisition of Dollar Thrifty; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; our ability to collect amounts owed by Simply Wheelz, LLC and uncertainty of our future commercial arrangements with Franchise Services of North America Inc. and its subsidiary Simply Wheelz, LLC; the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect unemployment rates and consumer spending levels; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; our ability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment; any impact on us from the actions of our licensees, franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team; the effect of tangible and intangible asset impairment charges; the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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